UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2017

URANIUM RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33404	75-2212772
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6950 S. Potomac Street, Suite 300 Centennial, Colorado 80112	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 531-0470

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, Uranium Resources, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) on July 18, 2017. At the Annual Meeting, the Company’s stockholders approved an amendment to the Uranium Resources, Inc. 2013 Omnibus Incentive Plan (the “2013 OIP”). The amended 2013 OIP became effective upon stockholder approval and, among other changes, increased by one million the number of shares available under the 2013 OIP, as described under Proposal 5 of the Company’s definitive proxy statement filed on Schedule 14A with the Securities and Exchange Commission on May 23, 2017 and in the supplement thereto filed June 5, 2017, which description is incorporated herein by reference.

The foregoing description of the amended 2013 OIP is qualified in its entirety by reference to the text of the amended 2013 OIP, which is set forth in Appendix B to the Company’s definitive proxy statement filed on Schedule 14A with the Securities and Exchange Commission on May 23, 2017.

Item 5.07

Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on July 18, 2017. The total number of shares of the Company’s common stock voted in person or by proxy at the Annual Meeting was 13,028,769, representing approximately 52.7% of the 24,709,673 shares issued and outstanding and entitled to vote at the Annual Meeting and constituting a quorum.  The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, as applicable, with respect to each matter is set out below.

Proposal 1.

Election of Directors

The stockholders elected all four nominees at the Annual Meeting to serve as directors until the Annual Meeting of Stockholders in 2018.  The voting results were as follows:

Nominee	For	Withheld	Broker Non-Votes
Christopher M. Jones	2,805,595	146,882	10,076,292
Marvin K. Kaiser	2,806,137	146,340	10,076,292
Patrick K. Burke	2,804,958	147,519	10,076,292
Tracy D. Pagliara	2,795,567	156,910	10,076,292

Proposal 2.

Ratification of the Appointment of the Independent Registered Public Accountants

The stockholders ratified the appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.  The voting results were as follows:

For	Against	Abstain
12,542,037	71,462	415,270

Proposal 3.

Advisory Approval of Compensation of the Named Executive Officers

The stockholders approved the compensation of the Company’s named executive officers. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
2,562,882	243,699	145,896	10,076,292

Proposal 4.

Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

The stockholders approved, on an advisory basis, a frequency of every one year for future advisory votes on the compensation of the Company’s named executive officers. The voting results were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
2,633,756	182,478	56,094	80,149	10,076,292

Consistent with a majority of the votes cast with respect to Proposal 4 and with the recommendation of the Company’s Board of Directors, the Company will hold a stockholder advisory vote on the compensation of the Company’s named executive officers annually until the next required vote on the frequency of stockholder votes on the compensation of the Company’s named executive officers as required pursuant to Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Proposal 5.

Approval of an Amendment to the 2013 Omnibus Incentive Plan and Re-Approval of the Material Terms of the Performance Goals Thereunder

The stockholders approved Proposal 5, amending the 2013 OIP and re-approving the material terms of the performance goals thereunder. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
2,288,286	627,847	36,344	10,076,292

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2017

URANIUM RESOURCES, INC.

By:        /s/ Jeffrey L. Vigil

Name:

Jeffrey L. Vigil

Title:

Vice President–Finance and Chief Financial Officer